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                                                                    Exhibit 10.5

                                 LOAN AGREEMENT

     THIS AGREEMENT (as the same may be amended, restated or otherwise modified, the "Agreement") is made as of this 28th day of October, 2004, between COMPENSATION RISK MANAGERS, LLC, a New York limited liability company with offices at 112 Delafield Street, Poughkeepsie, New York 12601 ("Borrower") and KEYBANK NATIONAL ASSOCIATION, a national banking association, with offices at 4910 Tiedeman Road, Brooklyn, Ohio 44144 and its successors and assigns ("Lender").

     In consideration of the covenants and agreements contained herein, the Borrower and the Lender hereby mutually agree as follows:

                                 1. DEFINITIONS

1.1. GENERAL. Any accounting term used but not specifically defined herein shall be construed in accordance with GAAP (as defined below). The definition of each agreement, document, and instrument set forth in Section 1.2 hereof shall be deemed to mean and include such agreement, document, or instrument as amended, restated, or modified from time to time.

1.2. DEFINED TERMS. As used in this Agreement:

"Affiliate" of any specified entity means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity and "control", when used with respect to any specified entity, means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Borrower" as hereinabove defined.

"Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio.

"Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

"Collateral" means a perfected first lien in Assets of Borrower, including, but not limited to, fixtures, equipment, personal property and accounts receivable.

"Controlled Group" shall mean Borrower and each Person required to be aggregated with Borrower under Code Sections 414(b), (c), (m) or (o).

"Environmental Law" means any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability upon a Person in


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connection with the use, release or disposal of any hazardous, toxic or dangerous substance, waste or material.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

"ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on the Borrower or of the imposition of a Lien on the assets of Borrower; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA that could result in liability to Borrower; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401 (k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of the incurrence by a Controlled Group member of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any occurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

"ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA
Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

"ERISA Affiliate" means each Person (whether or not incorporated) which together with Borrower would be treated as a single employer under ERISA.

"Event of Default" means any one or more of the occurrences described in Section 6 hereof.

"GAAP" means generally accepted accounting principles as in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.


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"Guarantor" means each Person that now or hereafter guarantees any portion of the Borrower's Indebtedness payable to the Lender, and such Person's heirs, administrators, successors and assigns, including, without limitation, Compensation Risk Managers of California, LLC, EIMAR, LLC, Compensation Risk Managers Agency Captive, LLC, Village Holdings, LLC, Daniel G. Hickey, Jr., Daniel G. Hickey, Sr., David Birsner, Martin Rakoff, Louis Viglotti, Brian Bottini, Dominick Diaferia, Mark Bottini and Anthony Bottini, Jr.

"Guaranty" means the guaranty agreement executed by Guarantor and delivered to Lender.

"Indebtedness" shall mean, for any Person (excluding in all cases trade payables payable in the ordinary course of business by such Person), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed,
(b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, or Interest Rate Agreement, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Person in accordance with GAAP, (g) all obligations of such Person with respect to asset securitization financing programs to the extent that there is recourse against such Person or such Person is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements.

"Interest Rate Agreement" means any agreement for a derivative or hedging product, including, without limitation, interest rate or equity swaps, futures, options, caps, floors, collars, or forwards now or hereafter executed by and between Borrower and Lender or any Lender Affiliate.

"Lender" as hereinabove defined.

"Lender Affiliate" means any one or more bank or non-bank subsidiaries (other than the Lender) of KeyCorp and its successors.

"Lien" means any mortgage, security interest, lien, charge, encumbrance on, pledge or deposit of, or conditional sale or other title retention agreement with respect to any property or asset.

"Loan" or "Loans" means the credit to the Borrower extended by the Lender in accordance with Section 2 hereof.

"Loan Documents" means the collective reference to this Agreement and all other instruments, agreements and documents entered into from time to time, evidencing or securing the Loan or any obligation of payment thereof or performance of Borrower's or Guarantor's obligations in connection with the transaction contemplated hereunder, each as amended.


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"Margin Stock" shall have the meaning given to it under Regulation U of the
Board of Governors of the Federal Reserve System, as amended from time to time.

"Material Adverse Change" means any condition or event that Lender determines has or is reasonably likely to have a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) or prospects of Borrower, (b) the business, operations, property, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, if any, taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Lender hereunder or thereunder.

"Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

"Note" or "Notes" means, as the case may be, the promissory note(s) signed and delivered by the Borrower to evidence its Indebtedness to the Lender pursuant to
Section 2 hereof.

"NYMAGIC" as defined in Section 2.1 hereof.

"Obligation" or "Obligations" means, collectively, (a) all Indebtedness and other obligations incurred by Borrower to Lender pursuant to this Agreement and includes the principal of and interest on all Notes; (b) each extension, renewal or refinancing thereof in whole or in part; (c) the commitment and other fees, and any prepayment fees payable hereunder; (d) every other liability, now or hereafter owing to Lender or any Lender Affiliate by Borrower, and includes, without limitation, any Interest Rate Agreement entered into by Borrower with Lender or any Lender Affiliate and every other liability, whether owing by only Borrower or by Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to Lender or any Lender Affiliate or acquired by Lender or any Lender Affiliate by purchase, pledge or otherwise and whether participated to or from Lender or any Lender Affiliate in whole or in part; and (e) all Related Expenses.

"Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Obligations and includes, without limitation, any Guarantor, and (b) any signatory to a Loan Document.

"Organization" means a corporation, government or government subdivision or agency, business trust, estate, trust, partnership, association, two or more Persons having a joint or common interest, and any other legal or commercial entity.

"PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

"Pension Plan" shall mean an ERISA Plan that is a "pension plan" within the meaning of ERISA Section 3(2).


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"Permitted Distributions" means distributions to Borrower's shareholders in an amount equal to the amount of tax required to be paid by such shareholder as a result of the Borrower's taxable income passing through and being taxable to such shareholder.

"Permitted Encumbrances" means, as of any particular time, (a) liens for ad valorem taxes and special assessments not then delinquent, (b) this Agreement, and any security interest or other lien created thereby, (c) any Permitted Encumbrances defined in any of the Loan Documents, including, without limitation, as defined in any Security Instrument, (d) any liens permitted by
Section 5.15 hereof, and (e) such minor defects, irregularities, encumbrances and clouds on title as normally exist with respect to property similar in character to the Collateral and as do not materially interfere with or impair the use or value of the property affected thereby.

"Person" means an individual or an Organization.

"Plan" means any plan (other than a Multiemployer Plan) defined in ERISA in which the Borrower or any Subsidiary is, or has been at any time during the preceding two (2) years, an "employer" or a "substantial employer" as such terms are defined in ERISA.

"Potential Default" means any condition, action, or failure to act which, with the passage of time, service of notice, or both, will constitute an Event of Default under this Agreement.

"Quarter" or "Quarterly" means calendar quarters, being each of the three (3) calendar month periods ending 3/31, 6/30, 9/30 and 12/31 of each calendar year.

"Related Expenses" means any and all costs, liabilities, and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorney's fees, legal expenses, judgments, suits and disbursements) reasonably incurred by, or imposed upon, or asserted against, Lender in any attempt by Lender:

     (a) to obtain, preserve, perfect, or enforce any security interest evidenced by (i) this Agreement, or (ii) any other pledge agreement, mortgage, deed of trust, hypothecation agreement, guaranty, security agreement, assignment, or security instrument executed or given by Borrower to or in favor of Lender;

     (b) to obtain payment, performance, and observance of any and all of the Obligations;

     (c) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral, including, without limitation, costs and expenses for appraisals, assessments, and audits of Borrower or the Collateral; or

     (d) incidental or related to (a) through (c) above, including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the rate payable as set forth in the Note, but in no event greater than the highest rate permitted by law.

"Related Person" means any Person who (i) now or hereafter owns an equity interest in Borrower or Guarantor or (ii) has warrants, debentures, or similar rights to own any equity


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interest in Borrower or Guarantor, whether or not the same has vested or been delivered or (iii) is owned, in whole or in part, by Borrower or Guarantor.

"Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

"Revolving Credit" means the Revolving Credit Facility described in Section 2.2 hereof, which Revolving Credit shall be payable in accordance with the terms of such Revolving Credit Facility and this Agreement.

"Security Instrument(s)" means the written document(s) listed in Exhibit A attached hereto, signed and delivered from time to time to the Lender in connection with Indebtedness owed by Borrower to the Lender.

"Subsidiary" means any Person of which more than fifty percent (50%) of the following is, at the time, owned or controlled, directly or indirectly, by Borrower or one or more other Subsidiaries: (i) the voting stock or units entitling the holders thereof to elect a majority of the board of directors, managers, or trustees thereof, or (ii) the interest in the capital or profits of such Person.

"Trusts" means an approved self-insured program pursuant to Section 50 of the New York Worker's Compensation Law.

The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms.

                               2. CREDIT FACILITY

2.1. REVOLVING CREDIT FACILITY. The Lender hereby agrees to extend a Revolving Credit to Borrower, subject to the terms and conditions of this Agreement and the Revolving Credit Note of even date herewith in the principal amount of $ 3,000,000.00, which will be used by the Borrower for one of the following purposes: (a) to fund liquidity needs for Trusts; (b) to fund bonding requirements for Trusts; or (c) other short-term purposes, as required and approved by the Lender; and (c) other short-term purposes, as required, subject to approval by the Lender.

2.2. TERM OF FACILITY. The Loan, if not sooner demanded, shall mature and become due and payable on June 30, 2005

2.3. INTEREST RATE. The Loan will bear interest at the Lender's Prime Rate of Interest.

2.4. REPAYMENT. Each advance under the Loan is to be repaid within ninety (90) days. Interest payments on the outstanding balance shall be due monthly. Principal shall be payable on demand.

                                 3. WARRANTIES.


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     Borrower represents and warrants to the Lender (which representations and warranties will survive the delivery of the Notes and the making of the Loans) that:

3.1. EXISTENCE AND LEGAL AUTHORITY. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority to own its property and to carry on its business as now being conducted, to enter into the Loan Documents to which it is a party and the other agreements referred to herein and transactions contemplated thereby, and to carry out the provisions and conditions of such Loan Documents to which it is a party. Borrower is duly qualified to do business and is in good standing in every jurisdiction where the failure to so qualify would have a material adverse effect.

3.2. DUE EXECUTION AND DELIVERY. Borrower has full power, authority and legal right to incur the obligations provided for in, and to execute and deliver and to perform and observe the terms and provisions of, the Loan Documents to which it is a party, and each of them has been duly executed and delivered by Borrower and has been authorized by all required action, and Borrower has obtained all requisite consents to the transactions contemplated thereby under any instrument to which it is a party, and the Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

3.3. NO BREACH OF OTHER INSTRUMENTS. Neither the execution and delivery of the Loan Documents, nor the compliance by Borrower with the terms and conditions of the Loan Documents, nor the consummation of the transactions contemplated thereby, will conflict with or result in a breach of the Articles of Incorporation or Code of Regulations, as applicable, or other governing documents of Borrower, or any of the terms, conditions or provisions of any agreement or instrument or any charter or other corporate restriction or law, regulation, rule or order of any governmental body or agency to which Borrower is now a party or is subject, or imposition of a lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower pursuant to the terms of any such agreement or instrument.

3.4. GOVERNMENT AUTHORIZATION. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by Borrower of the transactions contemplated by the Loan Documents.

3.5. OWNERSHIP OF PROPERTY. Except for Permitted Encumbrances or as otherwise permitted in the Security Instruments or this Agreement, Borrower has and will have good and marketable fee title to, or valid leasehold interests in, its real properties in accordance with the laws of the jurisdiction where located, and good and marketable title to substantially all its other property and assets, subject, however, in the case of real property, to title defects and restrictions which do not materially interfere with the operations conducted thereon by Borrower. Except for Permitted Encumbrances, the real property and all other property and assets of the Borrower is free from any liens or encumbrance securing Indebtedness and from any other liens, encumbrances, charges or security interests of any kind. Each lease, if any, to which Borrower is a party is in


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full force and effect, and no material default on the part of Borrower or, to its knowledge, any other party thereto exists.

3.6. ABSENCE OF DEFAULTS, ETC. The Borrower is not (i) in material default under any indenture or contract or agreement to which it is a party or by which it is bound, (ii) in violation of its articles of incorporation or code of regulations, as applicable, or any other governing document, (iii) in default with respect to any order, writ, injunction or decree of any court, or (iv) in default under any order or license of any federal or state governmental department. There exists no condition, event or act which constitutes, or after notice or lapse of time or both would constitute, an Event of Default.

3.7. INDEBTEDNESS OF BORROWER. Borrower does not have outstanding on the date hereof and any Indebtedness for borrowed money, except for such Indebtedness identified in the financial assumptions referred to in Section 3.8 hereof.

3.8. FINANCIAL CONDITION. The Borrower has furnished to the Lender financial assumptions which, in the opinion of Borrower, fairly and accurately reflect the financial assumptions for the operations of Borrower, and there has been no material adverse change in the Borrower's financial prospects since that date which would require revision of the same.

3.9. NO ADVERSE CHANGE. Subsequent to the date of the financial assumptions referred to in Section 3.8 hereof, Borrower has not incurred or agreed to incur any material liabilities or obligations, direct or contingent, and there has not been any material increase in the anticipated aggregate amount of debt of Borrower, or any Material Adverse Change in the business, properties, prospects or condition, financial or otherwise, of Borrower.

3.10. TAXES. Borrower has filed all tax returns which are to be filed and has paid, or has made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received by them. The provisions for taxes reflected in the financial projections referred to in
Section 3.8 are believed adequate to cover any and all accrued and unpaid taxes for which Borrower is liable for the period ended on the date of such balance sheet and all prior periods. Borrower knows of no deficiency assessment or proposed deficiency assessment of taxes for which Borrower may be liable, except as may be otherwise disclosed in writing to the Lender prior to the date hereof.

3.11. LITIGATION. Prior to the date hereof, there are no actions, suits or proceedings pending, or to the actual knowledge of Borrower, threatened against or affecting Borrower or its respective property in any court, or before or by any federal, state or municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, except for actions, suits or proceedings of a character normally incident to the kind of business conducted by Borrower, none of which, either individually or in the aggregate, if adversely determined, would reasonably be expected to result in a Material Adverse Change.

3.12. ENVIRONMENTAL MATTERS. Borrower is in compliance with all Environmental Laws and all applicable federal, state and local health and safety laws, regulations, ordinances or rules.


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3.13. SUBSIDIARIES AND AFFILIATES. Borrower does not have any Subsidiaries.
Borrower has the following Affiliates: Compensation Risk Managers of California, LLC, EIMAR, LLC, CRM Agency Captive, LLC, and Village Holdings, LLC. If Borrower has any Subsidiary or any other Affiliate at any time subsequent to the date of execution hereof, the term "Borrower" as used in Sections 5 and 6 shall include in its meaning Borrower and its Subsidiaries, for such period or periods that Borrower has any Subsidiaries, unless the context clearly requires otherwise. For any period during which Borrower has any Subsidiaries, all financial statements, accounts and reports submitted by the Borrower and all calculations hereunder based on same shall be consolidated and/or on a consolidating basis or combined and/or on a combining basis with such Subsidiaries, as the context required.

3.14. ERISA. No Reportable Event or Prohibited Transaction which could create a liability in excess of One Hundred Thousand Dollars ($100,000.00) or cause a material adverse change has occurred and is continuing with respect to any Plan of Borrower, and Borrower has not incurred an "accumulated funding deficiency" (as that term is defined by ERISA) since the effective date of ERISA.

3.15. SOLVENCY. The Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Agreement or any of the Loan Documents to Lender. The Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall constitute an unreasonably small capital, taking into consideration the obligations to Lender incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

3.16. NO BURDENSOME RESTRICTIONS. Borrower is not a party to any instrument or agreement or subject to any charter or other corporate restriction which would cause a Material Adverse Change.

3.17. FEDERAL RESERVE REGULATIONS; USE OF LOAN PROCEEDS. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any governmental body, including without limitation the provisions of Regulations G, U, or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

3.18. OFAC/USA PATRIOT ACT RESTRICTIONS. Neither Borrower nor any Guarantor is (or will be) a person with whom Lender is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury of the United States of America ("Treasury") or under any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by Treasury in consultation with the federal functional regulators, or under any statute, executive order, or other governmental action, and neither Borrower nor any Guarantor is engaging, or shall engage, in any dealings or transactions or shall otherwise be associated with such persons. In addition,


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Borrower hereby agrees to provide to the Lender with any additional information that the Lender deems necessary from to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

                            4. CONDITIONS OF LENDING

4.1. LOAN FUNDING. The obligation of the Lender to close the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions, unless waived in writing by the Lender: (a) all legal matters and Loan Documents incident to the transactions contemplated hereby shall be reasonably satisfactory, in form and substance, to Lender's counsel; (b) the Lender shall have received (i) certificates by an authorized officer or representative of Borrower upon which the Lender may conclusively rely until superseded by similar certificates delivered to the Lender, certifying that (1) all requisite action taken in connection with the transactions contemplated hereby has been duly authorized and (2) the names, signatures, and authority of Borrower's authorized signers executing the Loan Documents, and (ii) such other documents as the Lender may reasonably require to be executed by, or delivered on behalf of, Borrower; (c) the Lender shall have received the Notes with all blanks appropriately completed, executed by an authorized signer for Borrower;
(d) the Borrower shall have paid to the Lender the fee(s) then due and payable under this Agreement and the other Loan Documents; (e) Borrower and Guarantor shall each have maintained their respective financial condition in a manner satisfactory to the Lender, and no material adverse change shall have occurred in Borrower's or Guarantor's financial condition or prospects; (f) the Lender shall have received the written opinion(s) of legal counsel for the Borrower selected by the Borrower and satisfactory to the Lender, dated the date of this Agreement and covering the Loan Documents and such other matter(s) as the Lender may reasonably require; (g) the Lender shall have received written instructions by the Borrower with respect to disbursement of the proceeds of the Loan; and
(h) the Lender shall have received all Security Instruments duly executed by all parties thereto.

4.2. SECURITY. No Loan shall be made hereunder unless and until Borrower shall have supplied to Lender as security for repayment of any and all Loans made hereunder THE SECURITY INSTRUMENTS LISTED ON EXHIBIT A hereto, in form and substance reasonably acceptable to Lender.

4.3. EACH LOAN. The obligation of the Lender to make any Loan shall be subject to initial compliance with Section 4.1 and 4.2 herein and also subject to satisfaction of the following conditions that at the date of making such Loan, and after giving effect thereto: (a) no Event of Default shall have occurred and continue to exist, and (b) each representation and warranty set forth in Section 3 above is true and correct as if then made.

                                  5. COVENANTS

     As long as credit is available hereunder or until all principal of and interest on the Notes have been paid, the Borrower covenants and agrees that it will comply with the following provisions:


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5.1. ACCOUNTING; FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower shall maintain a standard system of accounting, established and administered in accordance with GAAP consistently followed throughout the periods involved, and will set aside on its books for each Quarter and fiscal year, the proper amounts or accruals for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, prepaid expenses, and for other purposes as shall be required by GAAP. Borrower will deliver or cause to be delivered to the Lender:

     (a) As soon as practicable after the end of each Quarter in each fiscal year, except the last, and in any event within forty-five (45) days thereafter, financial statements, including income statement, balance sheet, statement of condition of the Borrower as of the end of such Quarter, and statements of cash flow, changes in financial position, and common shareholder's equity for such Quarter, certified as complete and correct by the principal financial officer of Borrower, subject to changes resulting from year-end adjustments;

     (b) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, audit quality financial statements, including income statement, balance sheet, statement of condition of the Borrower as of the end of such year, and statement of cash flow and changes in financial position of the Borrower for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared by an independent certified public accountant, selected by Borrower and satisfactory to the Lender, and prepared in accordance with generally accepted review standards;

     (c) Together with each set of financial statements required by subparagraphs (a) and (b) above, a certificate by the chief financial officer or other authorized officer of Borrower stating that the representations and warranties contained in this Agreement are true and correct as of the date of the certificate, and whether or not there exists any Event of Default or Potential Default, specifying the nature and period of existence thereof and what action, if any, the Borrower is taking or proposes to take with respect thereto;

     (d) Promptly and in any event within ten (10) days after the occurrence of a Reportable Event with respect to a Plan, a copy of any materials required to be filed with the PBGC with respect to such Reportable Event or those that would have been required to be filed if the thirty (30) day notice requirement to PBGC were not waived;

     (e) Promptly upon receipt, and in no event more than two (2) Business Days after receipt, of a notice by Borrower or any ERISA Affiliate or any administrator of any Plan or Multiemployer Plan that the PBGC has instituted proceedings to terminate such Plan or to appoint a trustee to administer such Plan, a copy of such notice;

     (f) Promptly upon receipt thereof, copies of all written reports submitted to the Borrower by independent accountants in connection with any annual or interim compilation and/or review the books of Borrower;

     (g) Annual accountant prepared financial statements for Guarantor EIMAR, LLC, within ninety (90) days of period end.

     (h) Annual tax returns of each individual Guarantor shall be provided within thirty (30) days of filing and each individual Guarantor shall provide personal financial statements on an annual basis.

     (i) Annual tax returns for Guarantor Village Holdings, LLC shall be provided within thirty (30) days of filing.

5.2. ADDITIONAL FINANCIAL REPORTS. Borrower shall, upon request of Lender, deliver to the Lender its annual federal, state and local tax returns and such other financial information as Lender may request, within thirty (30) days of such request.

5.3. INSURANCE; MAINTENANCE OF PROPERTIES. Borrower shall: (a) maintain with financially sound and reputable insurers, insurance with coverage and limits as may be required by law and of such character and amounts as are usually maintained by companies engaged in like business, including without limitation products liability insurance; (b) furnish to Lender upon the execution of this Agreement and at the beginning of each fiscal year, copies of policies and a statement of the insurance coverage; and (c) obtain other or additional insurance promptly, upon the reasonable request of Lender, to the extent that such insurance may be available. Lender shall be named a loss payee under such policies to the extent of its interest. The policies shall provide that no cancellation shall occur without thirty (30) days prior written notice to Lender. Borrower shall provide to Lender notice that such policies have been renewed and are paid in accordance with the terms of such policies at least fifteen (15) days prior to the date of expiration. Borrower will at least annually and upon any change, or more often upon the occurrence of an Event of Default, upon request of Lender, furnish to the Lender a schedule of all insurance carried by Borrower, setting forth in detail the amount and type of such insurance. Except as otherwise permitted in this Agreement, Borrower will maintain, in good repair, working order, and condition, all properties used in the business of the Borrower, subject to ordinary wear and tear.

5.4. EXISTENCE; BUSINESS. Borrower shall cause to be done all things necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business. Borrower will comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction; provided, however, that Borrower shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation would not reasonably be expected to result in a Material Adverse Change.

5.5. PAYMENT OF TAXES. Borrower shall pay all taxes, assessments, and other governmental charges levied upon any of its properties or assets or in respect of its franchises, business, income, or profits before the same become delinquent, except that no such taxes, assessments, or other charges need be paid if contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and if proper amounts, determined in accordance with GAAP, have been set aside for the payment of all such taxes, charges, and assessments.

5.6. ADVERSE CHANGES. Borrower shall promptly notify the Lender in writing of
(a) the occurrence of any event which, if it had existed on the date of this Agreement, would have required qualification of the representations and warranties set forth in Section 3 hereof and (b) any Material Adverse Change.

5.7. NOTICE OF DEFAULT. Borrower shall promptly notify (but in no event more than five (5) days after the occurrence thereof) the Lender of any Event of Default or Potential Default hereunder and any demands made upon the Borrower by any Person for the acceleration and immediate payment of any Indebtedness owed to such Person, if the amount of such Indebtedness exceeds $100,000.

5.8. INSPECTION. Borrower shall make available for inspection by duly authorized representatives of the Lender, or its designated agent, Borrower's books, records, and properties when reasonably' requested to do so, and will furnish the Lender such information regarding its business affairs and financial condition within a reasonable time after written request therefor.

5.9. ENVIRONMENTAL MATTERS. Borrower:

     (a) Shall comply in all respects with all Environmental Laws where a failure to comply could result in a Material Adverse Change;

     (b) Shall deliver promptly to Lender (i) copies of any significant documents received from the United States Environmental Protection Agency or any state, county, foreign, provincial or municipal environmental or health agency, and (ii) copies of any significant documents submitted by Borrower or any of its Subsidiaries to the United States Environmental Protection Agency or any state, county, foreign, provincial or municipal environmental or health agency concerning its operations; and

     (c) Shall promptly undertake and diligently pursue to completion all action recommended by any environmental audit report(s) issued and all action(s) necessary to correct any environmental problem or defect identified in any environmental audit report(s).

     Borrower shall indemnify the Lender and hold it harmless against any loss, costs, damages, or expense, including, but not limited to, reasonable attorney's fees, that Lender may incur, directly or indirectly, as a result of or in connection with the assertion against Lender of any claim relating to the presence or removal of any environmental contamination on any premises utilized by Borrower.

5.10. HEALTH AND SAFETY. Borrower shall be in compliance with all requirements of applicable federal, state, foreign, provincial and local environmental, health and safety laws, regulations, ordinances or rules which would, in the aggregate, if not complied with, result in a Material Adverse Change.

5.11. EXTRAORDINARY SERVICES. In the event extraordinary services are required by Lender for inspections, appraisals, or for securing estimates of costs which, in the Lender's reasonable judgment are not regular or routine, Lender may deduct the reasonable expense of such extraordinary services from any moneys due to Borrower hereunder or from any account maintained by Borrower with Lender or any Lender Affiliate.

5.12. COMMERCIAL OPERATING ACCOUNT. So long as credit is available hereunder or until all principal of and interest on the Notes have been paid in full, the Borrower shall maintain with Lender and/or an Lender Affiliate, as its primary financial institution, corporate deposit, cash management and loan accounts, where applicable. At the option of Lender, all Loan payments and fees will automatically be debited from the Borrower's primary operating account and all disbursements of Loan proceeds shall be made by the Lender's or Lender Affiliate's crediting of such disbursements directly into the appropriate Borrower's account.

5.13. ADDITIONAL ASSURANCE. Borrower shall upon request of Lender promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, and instruments as Lender may reasonably require, so as to completely vest in and ensure to Lender its rights hereunder and in or to the Collateral, including, but not limited to, additional subordination agreements for all future shareholder loans and/or undistributed earnings.

5.14. SALE, PURCHASE OF ASSETS. Borrower shall not, directly or indirectly, (a) purchase, lease, or otherwise acquire any assets except in the ordinary course of business (which shall not be deemed to include the purchase or acquisition of ten percent (10%) or more of the capital stock or assets of operating businesses unless expressly consented to by Lender in writing prior to such purchase or acquisition) or as otherwise expressly permitted under this Agreement, or (b) sell, lease, transfer, or otherwise dispose of any assets except for (i) assets sold, leased, transferred or subject to other disposition for full and adequate consideration in the reasonable judgment of Borrower which Borrower has determined to be worn out or obsolete or not useful in the ordinary course of its business, and (ii) assets sold, leased, transferred or subject to other disposition in the ordinary course of business provided that Borrower receives full and adequate consideration in the reasonable judgment of Borrower in exchange for such assets sold, leased, transferred or otherwise subject to disposition.

5.15. MORTGAGES, SECURITY INTERESTS, AND LIENS. Borrower shall not, directly or indirectly, create, incur, assume, or permit to exist any Lien with respect to any property or assets of Borrower, whether now owned or hereafter acquired other than:

     (a) Liens for taxes, assessments, or governmental charges or levies the payment of which is not at the time required by Section 5.5 hereof;

     (b) Liens imposed by law, such as Liens of landlords, carriers, warehousemen, mechanics, and materialmen arising in the ordinary course of business for sums not yet due or being contested by appropriate proceedings promptly initiated and diligently conducted, provided other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, and surety and appeal bonds, or to secure the performance and return of money bonds and other similar obligations, excluding obligations for the payment of borrowed money;

     (d) Any judgment Lien, provided that the judgment it secures shall, within thirty (30) days after the entry thereof, have been discharged or execution therefor stayed pending appeal, or shall have been discharged within thirty (30) days after the expiration of any such stay;

     (e) Liens that secure the repayment of Indebtedness of Borrower to the Lender or any Lender Affiliate; or

     (f) Liens evidenced by or permitted under the terms of Security Instruments only, and any other Permitted Encumbrances.

5.16. INDEBTEDNESS AND LIENS. Borrower shall not (a) except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume additional indebtedness for borrowed money, including leases, in excess of the aggregate amount of $400,000.00, for term loans, leases, vehicles or equipment, (b) except as allowed as a Permitted Encumbrance, sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets, or
(c) sell with recourse any of Borrower's accounts, except to Lender. The equipment line can be advanced to fund equipment or vehicle acquisitions at 100% of invoice for leases and 80% for term loans. Lease/loan terms not to exceed 5 year availability under the line expiring June 30, 2005

5.17. ASSUMPTIONS; GUARANTIES. Borrower shall not assume, guarantee, endorse, or otherwise become directly or contingently liable for (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to, or otherwise invest in any debtor or otherwise to assure the creditor against loss) any obligation or Indebtedness of any other Person, except (i) guaranties by endorsement of negotiable instruments for deposit, collection, or similar transactions in the ordinary course of business, and (ii) Indebtedness of Borrower to the Lender or any Lender Affiliate.

5.18. MERGERS; CONSOLIDATION; SALE OF BORROWER. Borrower shall not merge or consolidate with any Person, dissolve, wind up its affairs, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except where such Person is or becomes a Borrower hereunder as of the date of such transaction and such further assurances with respect to any such transaction satisfactory to the Lender are delivered on or before the effective date of such transaction. Borrower will not permit a transfer or sale, directly or indirectly, whether in one transaction or in a series of transactions, of any of its shares of stock, other than between and among current owners of such shares.

5.19. INVESTMENTS; LOANS. Borrower shall not, directly or indirectly, (a) purchase or otherwise acquire or own any stock or other securities of any other Person (other than as permitted under this Agreement) or (b) make or permit to be outstanding any loan or advance (other than trade advances in the ordinary course of business or as otherwise permitted under this Agreement) or enter into any arrangement to provide funds or credit, to any other Person, except that (i) it may purchase or otherwise acquire and own marketable U.S. Treasury and Agency obligations, and certificates of deposit and bankers acceptances issued or created by any domestic commercial bank, and the stock of any Subsidiaries identified in Section 3.13, and (ii) they may make loans or advances as permitted pursuant to Section 5.15 above.

5.20. PAYMENT OF SUBORDINATED DEBT. Borrower shall not make any payment upon any outstanding indebtedness which is subordinated to the Lender.

5.21 MEMBERS EQUITY. Minimum members equity must be $1,400,000.00 at June 30, 2004, $2,000,000.00 at September 30, 2004, and $2,700,000.00 at December 31,
2004 and March 31, 2005.

                              6. EVENTS OF DEFAULT

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:

6.1. PAYMENTS. If (a) the interest on any Note or any commitment or other fee shall not be paid in full punctually when due and payable, or (b) the principal of any Note shall not be paid in full punctually when due and payable.

6.2. COVENANTS. If Borrower or any Obligor fails to perform or observe any covenant or agreement (other than as referred to in Section 6.1 hereof) contained in this Agreement or in any other of the Loan Documents, and such failure remains unremedied for thirty (30) days after the Lender gives notice thereof to such Borrower or Obligor.

6.3. REPRESENTATIONS AND WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Loan Document or any other material information furnished by Borrower or any Obligor to Lender or any other holder of any Note, shall be false or erroneous.

6.4. VALIDITY OF LOAN DOCUMENTS. If (a) any material provision, in the sole opinion of Lender, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against Borrower or any Obligor; (b) the validity, binding effect or enforceability of any Loan Document against Borrower or any Obligor shall be contested by Borrower or any Obligor; (c) Borrower or any Obligor shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Lender the benefits purported to be created thereby.

6.5. LOAN DOCUMENT DEFAULT. If any event of default or default shall occur under any other Loan Document, or if under any Loan Document any payment is required to be made by Borrower or any Obligor on demand of Lender, and such demand is made.

6.6. CROSS DEFAULT. If Borrower shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money, beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

6.7. ERISA DEFAULT. The occurrence of one or more ERISA Events that (a) Lender determines could have a material adverse effect, or (b) results in a Lien on any of the assets of Borrower;

6.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against Borrower or any Obligor by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed.) of thirty (30) days after the date on which the right to appeal has expired.

6.9. MATERIAL ADVERSE CHANGE. There shall have occurred any Material Adverse Change.

6.10 INSECURITY. If Lender for any reason in good faith deems itself insecure with respect to repayment of any Obligation.

6.11 SOLVENCY. If Borrower or any Obligor shall (a) die or discontinue business,
(b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take any action in order thereby to effect any of the foregoing, or omit to take, any action in order to prevent any of the foregoing.

                            7. REMEDIES UPON DEFAULT

7.1. RIGHTS OF LENDER. If any Event of Default shall occur, Lender may, at its election, and without demand or notice of any kind, do any one or more of the following:

     (a) Declare all of the Borrower's Obligations to Lender to be immediately due and payable, whereupon all unpaid principal, interest and fees in respect of such Obligations, together with all of Lender's costs, expenses and attorneys' fees related thereto, under the terms of the Loan Documents or otherwise, shall be immediately due and payable;

     (b) Terminate any commitment to make any additional advances under any Loan;

     (c) Exercise any and all rights and remedies available to Lender under any applicable law;

     (d) Exercise any and all rights and remedies granted to Lender under the terms of this Agreement or any of the other Loan Documents; and/or

     (e) Set off the unpaid balance of the Obligations against any debt owing to Borrower by the Lender or by any Lender Affiliate, including, without limitation, any obligation under a repurchase agreement or any funds held at any time by the Lender or any Lender Affiliate, whether collected or in the process of collection, or in any time or demand deposit account maintained by Borrower at, or evidenced by any certificate of deposit issued by, the Lender or any Lender Affiliate. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in the Notes may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower pursuant to this Agreement in the amount of such participation.

7.2. NO WAIVER. The remedies in this Section 7 are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lender may be entitled. No failure or delay on the part of the Lender in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. The remedies in this Agreement are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lender may be entitled. All Lender's rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

                                8. MISCELLANEOUS

8.1. REMEDIES; WAIVER; AMENDMENTS. No waiver of any provision of this Agreement or the Notes, or consent to departure therefrom, is effective unless in writing and signed by the Lender. No such consent or waiver extends beyond the particular case and purpose involved. No amendment to this Agreement is effective unless in writing and signed by the Borrower and the Lender. If at any time or times, by assignment or otherwise, Lender transfers any of the Obligations or any part of the Collateral to another person, such transfer shall carry with it Lender's powers and rights under this Agreement with respect to the Obligation or Collateral so transferred and the transferee shall have said powers and rights, whether or not they are specifically referred to in the transfer. To the extent that Lender retains any other of the Obligations or any part of the Collateral, Lender will continue to have the rights and powers with respect to the Obligations and the Collateral as set forth in this Agreement.

8.2. EXPENSES, COSTS AND TAXES. The Borrower shall pay on demand all costs and expenses of Lender, and all Related Expenses, including but not limited to, (a) administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Lender in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Lender in connection with the administration of this Agreement, the Notes and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Lender, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, (d) all fees due hereunder or in any of the Loan Documents, and (e) all costs and expenses, including reasonable attorneys' fees, in connection with the determination of Lender's lien priority in any collateral securing this Note, or the restructuring or enforcement of this Note or any Loan Document. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of any Loan Document, and the other instruments and documents to be delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees. Borrower authorizes Lender to debit such expenses, costs and taxes directly to Borrower's Loan accounts or any account Borrower maintains with Lender or Lender Affiliate.

8.3. INDEMNIFICATION. The Borrower shall indemnify and hold the Lender harmless against any and all liabilities, losses, damages, costs, and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding, whether or not the Lender shall be designated a party thereto) which may be incurred by the Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of any Loan hereunder; provided, that the Lender shall have no right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. A certificate as to any such loss or expense shall be promptly submitted by the Lender to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

8.4. CONSTRUCTION. The provisions of this Agreement and the respective rights and duties of Borrower and Lender hereunder shall be governed by and construed in accordance with New York law and any applicable federal laws. Grantor hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in New York, over any action or proceeding arising out of or relating to this Agreement, or any document related to the Obligations, and Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Grantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. The several captions to different Sections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions hereof. Time is of the essence in the performance of the obligations under this Agreement. All grace periods in this Agreement and all other Loan Documents shall run concurrently.

8.5. EXTENSION OF TIME. If any payment comes due on a day that is not a Business Day, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment.

8.6. NOTICES. All notices, requests, demands or other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, or if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Lender pursuant to any of the provisions hereof shall not be effective until received by Lender.

8.7. CAPITAL ADEQUACY. If Lender shall have determined, after the closing of the Loans, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which Lender (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within fifteen
(15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its holding company) for such reduction. Lender shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods. Failure on the part of Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of Lender's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition that shall have been imposed.

8.8 SURVIVAL OF AGREEMENTS; RELATIONSHIP. All agreements, representations, and warranties made in this Agreement will survive the making of the extension of credit hereunder, and will bind and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided, that no subsequent holder of the Notes shall by reason of acquiring that Note or Notes become obligated to make any Loan hereunder and no successor to or assignee of the Borrower may borrow hereunder without the Lender's written assent. Borrower may not assign this Agreement or the right to receive any disbursements hereunder or any interest herein. The rights and powers given in this Agreement to the Lender are in addition to those otherwise created or existing in the same Collateral by virtue of other agreements or writings. The relationship between the Borrower and the Lender with respect to this Agreement, the Notes and any other Loan Document is and shall be solely that of debtor and creditor, respectively, and the

Lender has no fiduciary obligation toward the Borrower with respect to any such document or the transactions contemplated thereby.

8.9. SEVERABILITY. If any provision of this Agreement or the Notes, or any action taken hereunder, or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or the Notes, each of which shall be construed and enforced without reference to such illegal or invalid portion and shall be deemed to be effective or taken in the manner and to the full extent permitted by law.

8.10. ENTIRE AGREEMENT. This Agreement, the Notes, the Security Instruments and any other Loan Document executed in connection herewith integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and supersede, amend and restate prior writings with respect to the subject matter hereof. In this Agreement unless the context otherwise requires, words in the singular number include the plural, and in the plural number include the singular.

8.11. PARTICIPATION/SYNDICATION. Borrower acknowledges that the Lender reserves the right to syndicate and/or participate its interest in the Loans and Borrower agrees to, at Lender's request, execute such additional promissory notes and other instruments as may be appropriate to evidence its obligation under the Loans to such syndicate Lenders as may commit, in the future, to fund a portion of the Loans according to the terms of this Agreement.

8.12. JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

     IN WITNESS WHEREOF, the Borrower and the Lender have each caused this Agreement to be executed by their duly authorized officers on the date first set forth above.

Address:                                Borrower:

112 Delafield Street                    COMPENSATION RISK MANAGERS, LLC
Poughkeepsie, NY 12601


                                        By: /s/ Daniel G. Hickey, Jr.
                                            ------------------------------------
                                        Name: Daniel G. Hickey, Jr.
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------


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
Address:                                Lender:

4910 Tiedeman Road                      KEYBANK NATIONAL ASSOCIATION
Brooklyn, OH 44144


                                        By: /s/ Paul L. Sola
                                            ------------------------------------
                                        Name: Paul L. Sola
                                        Title: Senior Vice President

                                    Exhibit A
                              Security Instruments


                                       23